UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 10, 2009

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable
(Former name or former address, if changed since last report.)

☐   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2009, our Board of Directors appointed Harlan Braaten as a member of the Board of Directors to be effective on March 10, 2009.  With the addition of Mr. Braaten, our Board of Directors will consist of seven members.

Mr. Braaten has been appointed to and named the chairman of the audit committee of the Board of Directors.  Mr. Braaten will replace Richard Irvine on the audit committee and Terry Caudill as chairman of the audit committee.  Mr. Irvine will remain a member of our Board of Directors and Mr. Caudill will remain a member of the audit committee.

Mr. Braaten has not had any direct or indirect material interest in any transaction during the last two years, or proposed transaction, to which we were or are to be a party.

There were no arrangements or understandings between Mr. Braaten and any other persons pursuant to which Mr. Braaten was selected as a member of our Board of Directors.  Mr. Braaten was issued warrants to purchase 10,000 shares of our Common Stock Series A as an incentive for joining the Board of Directors.  The warrants have an exercise price of $2.50 and vest immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: February 13, 2009	By:	/s/ Bruce A. Shepard
Bruce A. Shepard Chief Financial Officer